Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Announces Second Quarter 2021 Results

BURLINGTON, Mass., May 10, 2021 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its second quarter ended March 31, 2021:

•GAAP revenue of $347.0 million and GAAP earnings per diluted share of $0.04.
•Non-GAAP revenue of $347.0 million and non-GAAP earnings per diluted share of $0.20.

“Q2 marked a solid quarter in which we delivered on our strategic and financial objectives," said Mark Benjamin, Chief Executive Officer at Nuance. "This execution translated to both our top-line and bottom-line, with revenue within our guidance range expectations and EPS exceeding our expectations. In Healthcare, we delivered a healthy ARR performance as we continued to advance our strategic cloud-first approach. This led in part to an acceleration of our Dragon Medical & DAX Cloud revenue, which grew 30% year-over-year. Overall, total Healthcare Revenue increased 24% year-over-year, due to cloud revenue strength, as well as the short-term extension of a non-strategic government coding contract. In Enterprise, we delivered a solid quarter with particular growth in our Security & Biometrics offerings. Overall, Enterprise revenue declined 2% due to the timing of several large license deals in the prior year period, resulting in a difficult year-over-year comparison. Overall, we are pleased with our performance this quarter and will continue to execute in the second half of the fiscal year."

On March 1, 2021, we completed the sale of our medical transcription and electronic healthcare record implementation businesses. Accordingly, for all periods presented, the businesses' results of operations have been included within discontinued operations in our condensed consolidated financial statements. All commentary is provided on a continuing operations basis. A reconciliation of continuing and discontinued operations to total operations is provided in the accompanying tables.

Q2 2021 Performance Summary
Q2 2021 results for continuing operations include:
•Revenue of $347.0 million, compared to $315.9 million in the same period last year.
•Non-GAAP revenue of $347.0 million, compared to $316.1 million in the same period last year.
•GAAP operating income of $39.9 million, compared to $11.2 million in the same period last year.
•Non-GAAP operating income of $95.0 million, compared to $65.0 million in the same period last year.
•GAAP operating margin of 11.5%, compared to 3.5% in the same period last year.
•Non-GAAP operating margin of 27.4%, compared to 20.6% in the same period last year.
•GAAP net income of $12.7 million, compared to a net loss of $26.5 million in the same period last year.
•Non-GAAP net income of $64.8 million, compared to $45.9 million in the same period last year.
•GAAP EPS of $0.04, compared to $(0.09) in the same period last year.
•Non-GAAP EPS of $0.20, compared to $0.16 in the same period last year.
•Operating cash flows from continuing operations was $87.9 million, compared to $70.9 million in the same period last year.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Proposed Merger with Microsoft
On April 11, 2021, Nuance entered into an Agreement and Plan of Merger with Microsoft Corporation. Subject to the terms and conditions of the Merger Agreement, Microsoft, through a wholly-owned subsidiary, has agreed to acquire all of the outstanding shares of Nuance common stock for $56.00 per share in an all-cash transaction. As a result of the Merger, we will cease to be a publicly traded company. Nuance's Board of Directors has unanimously approved and adopted the Merger Agreement and recommended that the Company’s stockholders vote in favor of adoption of the Merger Agreement. The Merger is currently intended to close by December 31, 2021. Consummation of the Merger is subject to certain conditions, including the receipt of the necessary approval from our stockholders, the satisfaction of certain regulatory approvals and other customary closing conditions. For additional information related to the Merger Agreement, please refer to the definitive proxy statement and other relevant materials in connection with the transaction that we will file with the SEC and which will contain important information about Nuance and the Merger.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.

Conference Call and Prepared Remarks
Given the pending transaction with Microsoft, Nuance will not be hosting a conference call, issuing Prepared Remarks, or providing financial guidance in conjunction with its second quarter 2021 earnings release.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 77 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: potential disruptions to our business caused by the proposed acquisition of us by Microsoft, our ability to complete the proposed acquisition of us by Microsoft in a timely manner or at all, the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2021 and 2020, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)    Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.
(ii)    Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)    Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:
(i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by our stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information
For Investors
Michael Maguire

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues:
Hosting and professional services	$197,981	$182,147	$393,813	$356,068
Product and licensing	85,810	69,563	171,847	194,578
Maintenance and support	63,186	64,214	127,070	126,787
Total revenues	346,977	315,924	692,730	677,433
Cost of revenues:
Hosting and professional services	105,977	100,391	211,592	201,721
Product and licensing	8,460	9,089	22,875	43,033
Maintenance and support	7,273	8,020	14,759	15,883
Amortization of intangible assets	4,929	6,557	9,191	13,126
Total cost of revenues	126,639	124,057	258,417	273,763
Gross profit	220,338	191,867	434,313	403,670
Operating expenses:
Research and development	59,500	56,091	115,957	110,696
Sales and marketing	70,333	70,174	135,738	135,950
General and administrative	35,751	38,024	76,896	76,358
Amortization of intangible assets	10,754	8,530	21,285	17,719
Acquisition-related costs, net	1,669	1,678	1,994	2,898
Restructuring and other charges, net	2,479	6,176	11,045	12,859
Total operating expenses	180,486	180,673	362,915	356,480
Income from operations	39,852	11,194	71,398	47,190
Other expenses, net	(22,295)	(23,805)	(44,584)	(57,474)
Income (loss) before income taxes	17,557	(12,611)	26,814	(10,284)
Provision (benefit) for income taxes	4,823	13,872	7,126	(27,425)
Net income (loss) from continuing operations	12,734	(26,483)	19,688	17,141
Net (loss) income from discontinued operations	(16,368)	6,477	(8,427)	11,538
Net (loss) income	$(3,634)	$(20,006)	$11,261	$28,679

Net income (loss) per common share - basic:
Continuing operations	$0.04	$(0.09)	$0.07	$0.06
Discontinued operations	(0.05)	0.02	(0.03)	0.04
Total net (loss) income per basic common share	$(0.01)	$(0.07)	$0.04	$0.10

Net income (loss) per common share - diluted:
Continuing operations	$0.04	$(0.09)	$0.06	$0.06
Discontinued operations	(0.05)	0.02	(0.03)	0.04
Total net (loss) income per diluted common share	$(0.01)	$(0.07)	$0.03	$0.10

Weighted average common shares outstanding:
Basic	285,284	282,576	284,545	283,366
Diluted	320,112	282,576	317,160	288,214

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2021	September 30, 2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$342,851	$301,233
Marketable securities	69,549	71,114
Accounts receivable, net	187,649	175,583
Prepaid expenses and other current assets	182,582	152,563
Current assets of discontinued operations	—	35,492
Total current assets	782,631	735,985

Land, building and equipment, net	143,448	137,299
Goodwill	2,154,443	2,120,495
Intangible assets, net	157,149	167,270
Right-of-use assets	95,925	104,839
Other assets	258,480	248,414
Long-term assets of discontinued operations	—	79,030
Total assets	$3,594,076	$3,593,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,065,183	$432,209
Contingent and deferred acquisition payments	3,535	4,224
Accounts payable	77,160	71,833
Accrued expenses and other current liabilities	182,830	199,254
Deferred revenue	257,677	249,484
Current liabilities of discontinued operations	—	29,138
Total current liabilities	1,586,385	986,142

Long-term debt	494,299	1,104,464
Deferred revenue, net of current portion	100,071	98,696
Deferred tax liability	13,211	70,116
Operating lease liabilities	95,497	103,996
Other liabilities	81,428	64,597
Long-term liabilities of discontinued operations	—	21,388
Total liabilities	2,370,891	2,449,399

Mezzanine Equity	101,333	—

Stockholders' equity	1,121,852	1,143,933
Total liabilities and stockholders' equity	$3,594,076	$3,593,332

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss) from continuing operations	$12,734	$(26,483)	$19,688	$17,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,616	7,336	15,609	15,129
Amortization	15,683	15,087	30,476	30,845
Stock-based compensation	34,876	32,134	69,782	62,536
Non-cash interest expense	12,475	12,574	24,799	25,318
Deferred tax provision (benefit)	816	1,999	(4,619)	(40,901)
Loss on extinguishment of debt	—	3,656	—	18,656
Other	744	2,309	3,772	2,350
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	30,939	40,824	(9,084)	19,660
Prepaid expenses and other assets	(6,974)	(23,537)	(12,866)	3,877
Accounts payable	(4,570)	(3,414)	7,066	(5,117)
Accrued expenses and other liabilities	8,361	11,424	(1,119)	(58,593)
Deferred revenue	(24,785)	(3,048)	(971)	24,638
Net cash provided by operating activities - continuing operations	87,915	70,861	142,533	115,539
Net cash provided by operating activities - discontinued operations	517	17,017	7,087	25,892
Net cash provided by operating activities	88,432	87,878	149,620	141,431
Cash flows from investing activities:
Capital expenditures	(15,319)	(16,983)	(32,719)	(31,187)
Proceeds from disposition of a business, net of transaction fees	9,885	—	9,885	—
Purchases of marketable securities and other investments	(25,634)	(62,181)	(67,000)	(148,880)
Proceeds from sales and maturities of marketable securities and other investments	28,936	142,399	66,518	224,987
Payments for business and asset acquisitions, net of cash acquired	(44,925)	—	(45,175)	—
Other	1,046	60	501	1,332
Net cash (used in) provided by investing activities	(46,011)	63,295	(67,990)	46,252
Cash flows from financing activities:
Repurchase and redemption of debt	—	(200,142)	—	(513,642)
Net distribution from Cerence upon the spin-off	—	—	—	139,090
Payments for repurchase of common stock	—	(76,774)	—	(169,218)
Proceeds from issuance of common stock from employee stock plans	8,368	7,204	8,368	7,204
Proceeds from the revolving credit facility	—	230,000	—	230,000
Payments for taxes related to net share settlement of equity awards	(5,227)	(6,530)	(48,956)	(36,488)
Other financing activities	(2,229)	(2,109)	(2,235)	(2,834)
Net cash provided by (used in) financing activities	912	(48,351)	(42,823)	(345,888)
Effects of exchange rate changes on cash and cash equivalents	72	(6,373)	2,811	(4,849)
Net increase (decrease) in cash and cash equivalents	43,405	96,449	41,618	(163,054)
Cash and cash equivalents at beginning of period	299,446	301,458	301,233	560,961
Cash and cash equivalents at end of period	$342,851	$397,907	$342,851	$397,907

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020

GAAP revenues	$346,977	$315,924	$692,730	$677,433
Acquisition-related revenue adjustments: hosting and professional services	—	212	—	301
Non-GAAP revenues	$346,977	$316,136	$692,730	$677,734

GAAP cost of revenues	$126,639	$124,057	$258,417	$273,763
Cost of revenues from amortization of intangible assets	(4,929)	(6,557)	(9,191)	(13,126)
Cost of revenues adjustments: hosting and professional services (1)	(6,842)	(5,800)	(13,405)	(10,777)
Cost of revenues adjustments: product and licensing (1)	(102)	(129)	(177)	(258)
Cost of revenues adjustments: maintenance and support (1)	(419)	(447)	(845)	(840)
Cost of revenues adjustments: other	—	66	—	—
Non-GAAP cost of revenues	$114,347	$111,190	$234,799	$248,762

GAAP gross profit	$220,338	$191,867	$434,313	$403,670
Gross profit adjustments	12,292	13,079	23,618	25,302
Non-GAAP gross profit	$232,630	$204,946	$457,931	$428,972

GAAP income from operations	$39,852	$11,194	$71,398	$47,190
Gross profit adjustments	12,292	13,079	23,618	25,302
Research and development (1)	8,732	8,304	17,172	16,744
Sales and marketing (1)	8,558	7,798	17,501	14,823
General and administrative (1)	10,223	9,656	20,682	19,094
Acquisition-related costs, net	1,669	1,678	1,994	2,898
Amortization of intangible assets	10,754	8,530	21,285	17,719
Restructuring and other charges, net	2,479	6,176	11,045	12,859
Other	398	(1,409)	1,704	(1,218)
Non-GAAP income from operations	$94,957	$65,006	$186,399	$155,411

GAAP income (loss) before income taxes	$17,557	$(12,611)	$26,814	$(10,284)
Gross profit adjustments	12,292	13,079	23,618	25,302
Research and development (1)	8,732	8,304	17,172	16,744
Sales and marketing (1)	8,558	7,798	17,501	14,823
General and administrative (1)	10,223	9,656	20,682	19,094
Acquisition-related costs, net	1,669	1,678	1,994	2,898
Amortization of intangible assets	10,754	8,530	21,285	17,719
Restructuring and other charges, net	2,479	6,176	11,045	12,859
Non-cash interest expense	12,475	12,574	24,799	25,318
Loss on extinguishment of debt	—	3,656	—	18,656
Other	860	(1,404)	1,937	(1,709)
Non-GAAP income before income taxes	$85,599	$57,436	$166,847	$141,420

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020

GAAP provision (benefit) for income taxes	$4,823	$13,872	$7,126	$(27,425)
Income tax effect of non-GAAP adjustments	17,463	12,392	29,884	32,677
Removal of valuation allowance and other items	(11,723)	(7,496)	(8,314)	34,007
Removal of discrete items	10,233	(7,253)	10,853	(7,253)
Non-GAAP provision for income taxes	$20,796	$11,515	$39,549	$32,006

GAAP net income (loss) from continuing operations	$12,734	$(26,483)	$19,688	$17,141
Acquisition-related adjustment - revenues (2)	—	212	—	301
Acquisition-related costs, net	1,669	1,678	1,994	2,898
Cost of revenue from amortization of intangible assets	4,929	6,557	9,191	13,126
Amortization of intangible assets	10,754	8,530	21,285	17,719
Restructuring and other charges, net	2,479	6,176	11,045	12,859
Stock-based compensation (1)	34,876	32,134	69,782	62,536
Non-cash interest expense	12,475	12,574	24,799	25,318
Loss on extinguishment of debt	—	3,656	—	18,656
Adjustment to income tax expense	(15,973)	2,357	(32,423)	(59,431)
Other	860	(1,470)	1,937	(1,709)
Non-GAAP net income	$64,803	$45,921	$127,298	$109,414

Non-GAAP diluted net income per share	$0.20	$0.16	$0.40	$0.38

Diluted weighted average common shares outstanding	320,112	282,576	317,160	288,214

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Second Quarter Results
Press release
May 10, 2021

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
(1) Stock-based compensation
Cost of hosting and professional services	$6,842	$5,800	$13,405	$10,777
Cost of product and licensing	102	129	177	258
Cost of maintenance and support	419	447	845	840
Research and development	8,732	8,304	17,172	16,744
Sales and marketing	8,558	7,798	17,501	14,823
General and administrative	10,223	9,656	20,682	19,094
Total	$34,876	$32,134	$69,782	$62,536

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$212	$—	$301
Total	$—	$212	$—	$301

© 2021 Nuance Communications, Inc. All rights reserved